SOCKET COMMUNICATIONS, INC.

              SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

       November __, 1998

        TABLE OF CONTENTS

        Page

1.      Purchase and Sale of Stock and Warrants 1
1.1     Issuance of Series D Convertible Preferred Stock and Investor
        Warrant         1
1.2     Consulting Agreement with Global Holdings       1
1.3     Closing Date    1
1.4     Delivery        1

2.      Representations and Warranties of the Company   2
2.1     Organization, Good Standing and Qualification   2
2.2     Capitalization  2
2.3     Subsidiaries    2
2.4     Authorization   2
2.5     Valid Issuance of Preferred and Common Stock    3
2.6     Governmental Consents   3
2.7     Litigation      4
2.8     Patents and Trademarks  4
2.9     Compliance with Other Instruments       4
2.10    Permits 5
2.11    Disclosure      5
2.12    Title to Property and Assets    5
2.13    Company Financial Statements    5
2.14    Taxes and Tax Returns   5
2.15    Brokers or Finders      6

3.      Representations and Warranties of the Investor  6
3.1     Experience      6
3.2     Investment      6
3.3     Rule 144        6
3.4     Access to Data  6
3.5     Authorization   7
3.6     High Degree of Risk     7

4.      Conditions of Investor's Obligations at Closing 7
4.1     Representations and Warranties  7
4.2     Performance     7
4.3     Compliance Certificate  8
4.4     Blue Sky        8
4.5     Issuance of Investor Warrant    8
4.6     Consulting Agreement with Global Holdings       8
4.7     Opinion of Counsel      8

5.      Conditions of the Company's Obligations at Closing      8
5.1     Representations and Warranties  8
5.2     Payment of Purchase Price       8
5.3     Blue Sky        8
5.4     Proceedings and Documents       8

6.      Registration Rights; Restrictions on Transfer   8
6.1     Certain Definitions     8
6.2     Restrictions on Transferability 10
6.3     Restrictive Legend      10
6.4     Notice of Proposed Transfers    10
6.5     Company Registration    11
6.6     Registration on Form S-3        12
6.7     Expenses of Registration        13
6.8     Indemnification 13
6.9     Information by Holder   15
6.10    Transfer or Assignment of Rights        15
6.13    "Lock-Up" Agreement     16
7.      Preemptive Rights       16
8.      Observer Rights 17

10.     Miscellaneous   18
10.1    Governing Law   18
10.2    Survival        18
10.3    Successors and Assigns  18
10.4    Entire Agreement; Amendment     18
10.5    Notices, etc    18
10.6    Delays or Omissions     18
10.7    California Corporate Securities Law     19
10.8    Expenses        19
10.9    Finder's Fee    19
10.10   Counterparts    19
10.11   Severability    19




Exhibit A       Certificate of Designations, Preferences and Rights of
                Series B Preferred Stock
Exhibit B       Form of Warrant To Investor
Exhibit C       Form of Warrant To Global Holdings, L.P.
Exhibit D       Form of Consulting Agreement
Exhibit E       Schedule of Exceptions
Exhibit F       Form of Opinion of Counsel



        SOCKET COMMUNICATIONS, INC.

        SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


This Series D Convertible Preferred Stock Purchase Agreement is made as of November 9, 1998, by and between Socket Communications, Inc., a Delaware corporation (the "Company"), The Harmat Organization, Inc., a Delaware corporation (the "Investor") and Global Holdings, L.P., a Delaware limited partnership ("Global Holdings").

The parties hereby agree as follows:

1.      Purchase and Sale of Stock and Warrants1.       Purchase and Sale
of Stock and Warrants.  Purchase and Sale of Stock and Warrants tc  \l 11
".      Purchase and Sale of Stock and Warrants" .

1.1     Issuance of Series D Convertible Preferred Stock and
Investor Warrant1.1 Issuance of Series D Convertible Preferred Stock and Investor Warrant.1 Issuance of Series D Convertible Preferred Stock and Investor Warrant tc \l 21 ".1 Issuance of Series D Convertible Preferred Stock and Investor Warrant" .

(a) The Board of Directors of the Company shall adopt and file with the Secretary of State of Delaware, on or before the Closing (as defined below), the Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock (the "Certificate of Designations") in the form attached hereto as Exhibit A.

(b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, 130,179 shares of Series D Convertible Preferred Stock (the "Shares") and a warrant to purchase 435,729 shares of Common Stock in the form attached hereto as Exhibit B (the "Investor Warrant") for an aggregate purchase price of $750,000.

1.2     Consulting Agreement with Global Holdings1.2
        Consulting Agreement with Global Holdings.2     Consulting
Agreement with Global Holdings tc  \l 21 ".2    Consulting Agreement with
Global Holdings" . The Company agrees to pay to Global Holdings $50,000 in cash at the Closing and to issue to Global Holdings at the Closing a warrant to purchase 60,000 shares of Common Stock in the form attached hereto as Exhibit C (the "Global Holdings Warrant") pursuant to the terms of a Consulting Agreement in the form attached hereto as Exhibit D (the "Consulting Agreement").

1.3     Closing Date1.3 Closing Date.3  Closing Date tc  \l
21 ".3 Closing Date" . The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at 10:00 a.m.
(California time) on such date that the Company and the Investor mutually agree but no later than November __,1998 (the date of such Closing being referred to as the "Closing Date"). The place of the Closing
(including the place of delivery to the Investor by the Company of the certificate evidencing the Shares and the Investor Warrant being purchased and the place of payment to the Company by the Investor of the purchase price therefor) shall be at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, or at such other location as the Company and the Investor may agree.


1.4     Delivery1.4     Delivery.4      Delivery tc  \l 21 ".4
        Delivery" . At the Closing, the Company will deliver to the Investor a certificate representing the Shares and the Investor Warrant against payment of the purchase price therefor, by check or wire transfer in immediately available funds, in the amount of $750,000. At the Closing, the Company will also deliver to Global Holdings the $50,000 cash payment referred to in Section 1.2 above and the Global Holdings Warrant pursuant to the terms of the Consulting Agreement.

2.      Representations and Warranties of the Company2.
        Representations and Warranties of the Company. Representations and Warranties of the Company tc \l 12 ". Representations and Warranties of the Company" . Except as set forth in (i) the Company's Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarter ended June 30, 1998, copies of which have been provided to the Investor, or (ii) the Schedule of Exceptions attached hereto as Exhibit E, the Company hereby represents and warrants to the Investor as follows:

2.1     Organization, Good Standing and Qualification2.1
        Organization, Good Standing and Qualification.1 Organization, Good
Standing and Qualification tc  \l 22 ".1        Organization, Good Standing and
Qualification" . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's
Amended and Restated Certificate of Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the Investor.

2.2     Capitalization2.2       Capitalization.2        Capitalization tc
\l 22 ".2       Capitalization" .  The authorized capital stock of the
Company consists of 15,000,000 shares of Common Stock, $0.001 par value ("Common Stock"), of which 7,365,914 shares are issued and outstanding as of November 2, 1998, and 3,000,000 shares of Preferred Stock ("Preferred Stock"), of which 37,500 shares are designated Series B Convertible Preferred Stock, 12,500 of which are issued and outstanding, 8,850 shares are designated Series B-1 Convertible Preferred Stock, all of which are issued and outstanding, 8,715 shares are designated Series B-2 Convertible Preferred Stock, all of which are issued and outstanding, 95,037 shares are designated Series C Convertible Preferred Stock, all of which are issued and outstanding, 51,574 shares are designated Series C-1 Convertible Preferred Stock, all of which are issued and outstanding, and 16,857 shares are designated Series C-2 Convertible Preferred Stock, all
of which are issued and outstanding.   All such issued and outstanding
shares have been duly authorized and validly issued and are fully paid and nonassessable. An aggregate of 1,918,508 shares of Common Stock are reserved for issuance under the Company's 1993 Stock Option Plan/Stock Issuance Plan and the Company's 1995 Stock Plan. Except as set forth on
Schedule 2.2 of Exhibit E, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

2.3     Subsidiaries2.3 Subsidiaries.3  Subsidiaries tc  \l
22 ".3 Subsidiaries" . The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.


2.4     Authorization2.4        Authorization.4 Authorization tc
\l 22 ".4       Authorization" .  Except as set forth in Schedule 2.4 of
Exhibit E, all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares, the Investor Warrant and the Global Holdings Warrant (together, the "Warrants") being sold hereunder, and the Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

2.5     Valid Issuance of Preferred and Common Stock2.5 Valid
Issuance of Preferred and Common Stock.5        Valid Issuance of Preferred and
Common Stock tc  \l 22 ".5      Valid Issuance of Preferred and Common
Stock" . The Shares and the Investor Warrant being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the Global Holdings Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in Section 1.2 hereof, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, such Warrants and applicable state and federal securities laws. Except as set forth in
Schedule 2.5 of Exhibit E, the Common Stock issuable upon conversion of the Series D Convertible Preferred Stock and the Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations and the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or upon issuance in accordance with the terms of such Warrants, as the case may be, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, such Warrants and applicable state and federal securities laws. So long as the number of shares of Common Stock of the Company outstanding on a fully-diluted, as-converted basis exceeds the number of authorized Common Stock of the Company, at the 1999 Annual Meeting of Stockholders (which shall be held prior to June 30, 1999) the Company shall seek stockholder approval of an amendment to its Certificate of Incorporation to increase its authorized Common Stock so that the number of authorized shares of Common Stock will thereafter exceed the number of shares outstanding on a fully-diluted, as-converted basis, and the Company shall use its reasonable best efforts to obtain such stockholder approval.



2.6     Governmental Consents2.6        Governmental Consents.6
        Governmental Consents tc  \l 22 ".6     Governmental Consents" .  No
consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares
(and the Common Stock issuable upon conversion of the Shares) or the Warrants (and the Common Stock issuable upon exercise of the Warrants) (together with the Shares and the Common Stock issuable upon conversion thereof, the "Securities") or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of the Certificate of Designations in the office of the Secretary of State of the State of Delaware, which shall be filed by the Company on or prior to the Closing; (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); and
(iii) the filing of any notices required under applicable state securities laws (the "Applicable Blue Sky Law"). Based in part on the representations of the Investor set forth in Section 3 below and of Global Holdings set forth in the Global Holdings Warrant, the offer, sale and issuance of the Shares and the Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of
Section 5 of the Securities Act and from the qualification requirements of Applicable Blue Sky Law.

2.7     Litigation2.7   Litigation.7    Litigation tc  \l
22 ".7 Litigation" . There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement and the Investor Rights Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.8     Patents and Trademarks2.8       Patents and Trademarks.8
        Patents and Trademarks tc  \l 22 ".8    Patents and Trademarks" .
 The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. Except as set forth in Schedule
2.8 of Exhibit E, the Company has not received any communications alleging that any material Intellectual Property of the Company has violated or would violate any of the Intellectual Property of any other person or entity.


2.9     Compliance with Other Instruments2.9    Compliance
with Other Instruments.9        Compliance with Other Instruments tc  \l 22
".9     Compliance with Other Instruments" .  Except as set forth in
Schedule 2.9 of Exhibit E, the Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. Except as set forth in
Schedule 2.9 of Exhibit E, the Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation, except for such violations or defaults which would not materially adversely affect the Company's business or properties. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares and the Warrants, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

2.10    Permits2.10     Permits.10      Permits tc  \l 22 ".10
        Permits" . The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the Company's business or properties, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.11    Disclosure2.11  Disclosure.11   Disclosure tc  \l
22 ".11 Disclosure" . No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investor pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

2.12    Title to Property and Assets2.12        Title to Property
and Assets.12   Title to Property and Assets tc  \l 22 ".12     Title
to Property and Assets" . Except as set forth in Schedule 2.12 of Exhibit E, the Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances.

2.13    Company Financial Statements2.13        Company Financial
Statements.13   Company Financial Statements tc  \l 22 ".13     Company
Financial Statements" . The Company's audited balance sheets as of December 31, 1997, and the related audited statements of income and cash flow for the twelve-month period ended December 31, 1997, included in the Company's Form 10-K for the year ended December 31, 1997, and the Company's unaudited balance sheets as of June 30, 1998 and the related unaudited statements of income and cash flow for the six-month period ended June 30, 1998 included in the Company's Form 10-Q for the quarter ended June 30, 1998 (collectively the "Company Financials"), are correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles consistent with the reporting practices and principles ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein.


2.14    Taxes and Tax Returns2.14       Taxes and Tax Returns.14
        Taxes and Tax Returns tc  \l 22 ".14    Taxes and Tax Returns" .
 The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositaries.

2.15    Brokers or Finders2.15  Brokers or Finders.15   Brokers
or Finders tc  \l 22 ".15       Brokers or Finders" .  Except as
specifically provided in this Agreement, the Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.      Representations and Warranties of the Investor3.
        Representations and Warranties of the Investor. Representations and Warranties of the Investor tc \l 13 ". Representations and Warranties of the Investor" . The Investor hereby represents and warrants that:

3.1     Experience3.1   Experience.1    Experience tc  \l
23 ".1 Experience" . Such Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

3.2     Investment3.2   Investment.2    Investment tc  \l
23 ".2 Investment" . Such Investor is acquiring the Securities for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. Such Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not, and any issuance of Common Stock on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.


3.3     Rule 1443.3     Rule 144.3      Rule 144 tc  \l 23 ".3
        Rule 144" . Such Investor acknowledges that the Securities must be held for at least one (1) year pursuant to Rule 144 promulgated under the Securities Act unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

3.4     Access to Data3.4       Access to Data.4        Access to Data tc
\l 23 ".4       Access to Data" .  Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. Such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5     Authorization3.5        Authorization.5 Authorization tc
\l 23 ".5       Authorization" .  This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, subject to:
(i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

3.6     High Degree of Risk3.6  High Degree of Risk.6   High
Degree of Risk tc  \l 23 ".6    High Degree of Risk" .  Such Investor is
aware that the securities offered hereby involve a high degree of risk and that Investor may suffer a total loss of its investment. The Investor has been provided with, among other things, the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Such Investor has read the information in such reports, including the information under the caption "Risk Factors" included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section. Such Investor is further aware that following the investment contemplated herein, the Company may need to raise additional capital to maintain continued listing of its Common Stock on the Pacific Exchange. Should the Company's Common Stock be delisted from the Pacific Exchange, such Investor understands that it would find it more difficult to dispose of, or obtain accurate quotations as to the price of, the Company's securities, and that the ability or willingness of broker-dealers to sell or make a market in the Company's Common Stock, and therefore such Investor understands that its ability to sell the Company's Common Stock in the secondary market would be materially adversely affected.

4.      Conditions of Investor's Obligations at Closing4.
        Conditions of Investor's Obligations at Closing.        Conditions of
Investor's Obligations at Closing tc \l 14 ". Conditions of Investor's Obligations at Closing" . The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1     Representations and Warranties4.1       Representations and
Warranties.1    Representations and Warranties tc  \l 24 ".1
        Representations and Warranties" . The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2     Performance4.2  Performance.2   Performance tc  \l
24 ".2 Performance" . The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3     Compliance Certificate4.3       Compliance Certificate.3
        Compliance Certificate tc  \l 24 ".3    Compliance Certificate" .
 The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4     Blue Sky4.4     Blue Sky.4      Blue Sky tc  \l 24 ".4  Blue
Sky" . The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

4.5     Issuance of Investor Warrant4.5 Issuance of
Investor Warrant.5      Issuance of Investor Warrant tc  \l 24 ".5
        Issuance of Investor Warrant" . Upon the Closing, the Company shall have delivered to the Investor the Investor Warrant.

4.6     Consulting Agreement with Global Holdings4.6
        Consulting Agreement with Global Holdings.6     Consulting
Agreement with Global Holdings tc  \l 24 ".6    Consulting Agreement with
Global Holdings" . At the Closing, the Company shall have delivered to Global Holdings the Consulting Agreement and shall have paid to Global Holdings in cash a consulting fee of $50,000 and shall have delivered to Global Holdings the Global Holdings Warrant in accordance with the Consulting Agreement.

4.7     Opinion of Counsel4.7   Opinion of Counsel.7    Opinion
of Counsel tc  \l 24 ".7        Opinion of Counsel" .  At the closing,
Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, shall have delivered to the Investor an opinion in the form attached hereto as Exhibit F.

5.      Conditions of the Company's Obligations at Closing5.
        Conditions of the Company's Obligations at Closing.     Conditions of
the Company's Obligations at Closing tc  \l 15 ".       Conditions of the
Company's Obligations at Closing" . The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

5.1     Representations and Warranties5.1       Representations and
Warranties.1    Representations and Warranties tc  \l 25 ".1
        Representations and Warranties" . The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2     Payment of Purchase Price5.2    Payment of Purchase
Price.2 Payment of Purchase Price tc \l 25 ".2 Payment of Purchase Price" . The Investor shall have delivered the purchase price specified in Section 1.1 against delivery of the Shares.

5.3     Blue Sky5.3     Blue Sky.3      Blue Sky tc  \l 25 ".3  Blue
Sky" . The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

5.4     Proceedings and Documents5.4    Proceedings and
Documents.4     Proceedings and Documents tc  \l 25 ".4 Proceedings and
Documents" . All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

6.      Registration Rights; Restrictions on Transfer6. Registration
Rights; Restrictions on Transfer.       Registration Rights; Restrictions on
Transfer tc  \l 16 ".   Registration Rights; Restrictions on Transfer" .

6.1     Certain Definitions.1   Certain Definitions.1   Certain
Definitions tc  \l 26 ".1       Certain Definitions" .  As used in
Sections 6 and 7 hereof, the following terms shall have the following respective meanings:
"Commission" shall mean the Securities and Exchange
Commission or any other Federal agency at the time administering the Securities Act.
"Common Stock" shall mean all shares of Common Stock of the Company.
"Conversion Stock" shall mean the Common Stock issued or issuable upon conversion of shares of Series D Preferred.
"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
"Holders" shall mean the Investor and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Sections 6.2 and 6.10 hereof.
"Preferred Stock" shall mean all shares of all Series of Preferred Stock of the Company.
"Registrable Securities" shall mean (i) Common Stock held by the Investor or issued or issuable upon conversion of the Series D Preferred, (ii) the Warrant Stock or (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in (i) or (ii) above.
The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement. "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 6.5 and 6.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company which shall include any fees and disbursements for legal services provided by counsel for the Company on behalf of the Holders up to a maximum of $10,000 of fees and disbursements, blue sky fees and expenses for state qualifications or registrations.
"Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

"Securities Act" shall mean the Securities Act of 1933, as
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
"Selling Expenses" shall mean all underwriting discounts,
selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Company's counsel included in Registration Expenses).
"Warrant Stock" shall mean the Common Stock issued or
issuable upon exercise of the Warrants.
6.2     Restrictions on Transferability6.2      Restrictions on
Transferability.2       Restrictions on Transferability tc  \l 26 ".2
        Restrictions on Transferability" . The Series D Preferred, the Conversion Stock, the Warrant Stock and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
6.3     Restrictive Legend.3    Restrictive Legend.3
        Restrictive Legend tc  \l 26 ".3        Restrictive Legend" .  Each
certificate representing the Series D Preferred, the Conversion Stock, the Warrant Stock and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED
FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE
SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR
SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF
COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH
REGISTRATION IS NOT REQUIRED UNDER THE ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT
CERTAIN STOCK PURCHASE AGREEMENT AMONG THE HOLDER OF THESE
SECURITIES AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK,
A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE
ISSUER.

Upon request of a holder of such a certificate, the Company
shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 6.4(i) or the "no-action" letter referred to in
Section 6.4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k) or any successor rule, in which case no such opinion or "no-action" letter shall be required.
6.4     Notice of Proposed Transfers6.4 Notice of Proposed
Transfers.4     Notice of Proposed Transfers tc  \l 26 ".4      Notice of
Proposed Transfers" . The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 6.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 6.5 and 6.6 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) if required, a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. The Company will not require such a legal opinion or "no action" letter (i) in any transaction in compliance with Rule 144 promulgated under the Securities Act, (ii) in any transaction in which the Investor distributes Restricted Securities solely to its stockholders on a pro rata basis for no consideration, or (iii) in any transaction in which a holder which is a partnership distributes Restricted Securities solely to partners thereof on a pro rata basis for no consideration; provided that each transferee agrees in writing to be subject to the terms of the section 4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above.
6.5     Company Registration.5  Company Registration.5  Company
Registration tc  \l 26 ".5      Company Registration"
(i)     If at any time, the Company shall determine to
register any of its securities either for its own account or the account of a holder or holders of its securities (other than Holders of Registrable Securities) exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:
(1)     promptly give to each Holder written notice
thereof; and
(2)     include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company, except as set forth in Section 6.5(ii) below. Such written request may specify all or a part of a Holder's Registrable Securities.(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company, except as set forth in Section 6.5(ii) below. Such written request may specify all or a part of a Holder's Registrable
Securities.(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company, except as set forth in Section 6.5(ii) below. Such written request may specify all or
a part of a Holder's Registrable Securities. tc  \l 4 "(2)      include in
such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company, except as set forth in Section 6.5(ii) below. Such written request may specify all or a part of a Holder's Registrable Securities."

(ii)    If the registration of which the Company gives
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.5(i)(1). In such event the right of any Holder registration pursuant to this Section 6.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such
Holder's Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 6.5, if the managing underwriters of the offering advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit the number of Registrable Securities to be included in the registration and underwriting.  In such event, the Company shall so advise all Holders requesting registration and the number of Registrable Securities that are entitled to be included in the registration and underwriting shall be reduced to the extent required by the underwriters' limitation, in proportion, as nearly as practicable, to the number of Registrable Securities held by each Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from
such underwriting shall be withdrawn from such registration.(ii)        If the
registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the
Holders as a part of the written notice given pursuant to Section
6.5(i)(1).  In such event the right of any Holder registration pursuant to this Section 6.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable
Securities in the underwriting to the extent provided herein.  All
Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 6.5, if the managing underwriters of the offering advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit the number of
Registrable Securities to be included in the registration and underwriting. In such event, the Company shall so advise all Holders requesting registration and the number of Registrable Securities that are entitled to be included in the registration and underwriting shall be reduced to the extent required by the underwriters' limitation, in proportion, as nearly as practicable, to the number of Registrable
Securities held by each Holder.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable
Securities or other securities excluded or withdrawn from such
underwriting shall be withdrawn from such registration.(ii)     If the
registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the
Holders as a part of the written notice given pursuant to Section
6.5(i)(1).  In such event the right of any Holder registration pursuant to this Section 6.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable
Securities in the underwriting to the extent provided herein.  All
Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 6.5, if the managing underwriters of the offering advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit the number of
Registrable Securities to be included in the registration and underwriting. In such event, the Company shall so advise all Holders requesting registration and the number of Registrable Securities that are entitled to be included in the registration and underwriting shall be reduced to the extent required by the underwriters' limitation, in proportion, as nearly as practicable, to the number of Registrable
Securities held by each Holder.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable
Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. tc  \l 3 "(ii)
        If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 6.5(i)(1). In such event the right of any Holder registration pursuant to this Section 6.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.
 All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 6.5, if the managing underwriters of the offering advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit the number of
Registrable Securities to be included in the registration and underwriting. In such event, the Company shall so advise all Holders requesting registration and the number of Registrable Securities that are entitled to be included in the registration and underwriting shall be reduced to the extent required by the underwriters' limitation, in proportion, as nearly as practicable, to the number of Registrable
Securities held by each Holder.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable
Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration."
6.6     Registration on Form S-3.6      Registration on Form S-
3.6     Registration on Form S-3 tc  \l 26 ".6  Registration on Form S-
3" .
(i) The Company shall file a Registration Statement on Form S-3 or other appropriate registration document under the Securities Act of 1933, as amended, for resale of the Registrable
Securities and shall maintain the shelf registration effective for as long as a registration statement is required for resale of the Common
Stock (it being agreed that such a registration statement shall be required so long as a Holder is subject to the volume limitations of Rule 144(e) under the Securities Act). The Company shall use reasonable efforts to file such Registration Statement within ninety (90) days of a request by a Holder.
(ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 6.6:
(1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(2) if the Company, within ten (10) days of the receipt of the request of the Investor or the holders of a majority of the Registrable Securities, as the case may be, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

(3)     during the period starting with the date of
filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(4)     if the Company shall furnish to the
Investor or Global Holdins, as the case may be, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by the Investor, provided that the Company may not exercise this deferral right more than once per twelve-month period.
(iii)   In the event that the Company fails to perform
any of its obligations under this Section 6.6 and such failure to perform remains uncured, the Company shall not have the right to call the Investor Warrant, notwithstanding any provision in such warrant to the contrary, for so long as such failure to perform remains uncured.
6.7     Expenses of Registration6.7     Expenses of
Registration.7 Expenses of Registration tc \l 26 ".7 Expenses of Registration" . The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders, if any, whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered.
6.8     Indemnification6.8      Indemnification.8
        Indemnification tc  \l 26 ".8   Indemnification" .

(i) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.
(ii) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

(iii)   Each party entitled to indemnification under this
Section 6.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(iv)    If the indemnification provided for in this
Section 6.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the
Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the
Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
6.9     Information by Holder6.9        Information by Holder.9
        Information by Holder tc  \l 26 ".9     Information by Holder" .  Each
Holder of Registrable Securities to be included in a registration referred to in this agreement shall furnish to the Company such information regarding such Holder, the securities to be offered and sold and the intended plan of distribution of the securities by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly advise the Company in writing of any material changes to such information while the registration is in effect.
6.10    Transfer or Assignment of Rights.10     Transfer or
Assignment of Rights.10 Transfer or Assignment of Rights tc  \l 26 ".10
        Transfer or Assignment of Rights" . The rights to cause the Company to register a Holder's securities granted by the Company under this Agreement may be transferred or assigned by a Holder to a transferee or assignee of any of the Restricted Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement.
6.11 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 6, the Company will keep each Holder who is entitled to registration rights hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:
(a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

(b)     Furnish such number of prospectuses and other
documents incident thereto, including supplements and amendments, as a Holder may reasonably request; and
(c)     Furnish to each selling Holder a copy of all
documents filed with and all correspondence from or to the Commission in connection with any such offering other than nonsubstantive cover letters and the like.
6.12    Rule 144 Reporting.  With a view to making available
the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:
(a)     Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities
Act; and
(b)     Use its reasonable best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
6.13    "Lock-Up" Agreement6.13 Lock-Up Agreement.13
        Lock-Up Agreement tc  \l 26 ".13        Lock-Up Agreement" .  The
Holders agree, if requested by the Company in connection with a public offering of the company's securities, not to sell or otherwise transfer or dispose of any securities of the Company held by such Holders during a period of time determined by the Company and its underwriters (not to exceed 90 days) following the effective date of the registration statement of the Company filed under the Securities Act relating to such public offering.
Such agreement shall be in writing in a form reasonably
satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period.
70      Preemptive Rights70     Preemptive Rights       Preemptive
Rights tc  \l 270 "     Preemptive Rights" .  The Company hereby grants
to the Investor a right (the "Preemptive Right") to purchase all or any part of the Investor's pro rata share of any "New Securities" (as defined in this section 7) that the Company may, from time to time, propose to sell and issue solely for cash. Such pro rata share, for purposes of this Preemptive Right, is the ratio of (x) the sum of the number of shares of Common Stock then held by the Investor immediately prior to the issuance of the New Securities, assuming the full conversion of any Series D Preferred and full exercise of the Warrants, to (y) the total number of shares of Common Stock held by all stockholders of the Company immediately prior to the issuance of the New Securities (after giving effect to the exercise and/or conversion, as the case may be, of all shares of Preferred Stock and of all outstanding options and warrants to purchase Common Stock or any other securities convertible into Common Stock). This Preemptive Right shall be subject to the following provisions:

(1)     "New Securities" shall mean any Common
Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:
(a)     shares of capital stock of the
Company issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement;
(b)     shares, options or warrants granted
to officers, directors and employees of, and consultants to, the Company which are approved by the Board of Directors; or
(c)     shares of Common Stock or Preferred
Stock issued in connection with any pro rata stock split, stock dividend or recapitalization by the Company (in which case, all numbers of shares and per share amounts referenced in this Section 7(1) will be adjusted accordingly); or
(d)     shares issued in a registered public
offering.
(2) In the event that the Company proposes to undertake an issuance of New Securities for cash, it shall give the Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. The Investor shall have twenty (20) business days after receipt of such notice to agree to purchase all or any portion of their respective pro rata shares of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.
(3)     In the event that any New Securities
subject to the Preemptive Right are not purchased by the Investor within the twenty (20) business day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Investor were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such New Securities to the Investor in the manner provided above.
(4) This Preemptive Right is nonassignable by the Investor.
(5) This Preemptive Right shall terminate as to the Investor at such time as such Investor ceases to own any Series D Preferred, Registrable Securities or the Investor Warrant.
(6) This Preemptive Right shall terminate, in any case, after three years from the date hereof.

80      Observer Rights80       Observer Rights Observer Rights tc
 \l 280 "       Observer Rights" . The Company shall permit Matthew
Schilowitz, so long as he and the Investor in the aggregate own no less than five percent (5%) of the total number of shares of Common Stock outstanding on an as-converted basis, to attend all meetings of the Board of Directors, and the Company agrees to provide to Mr. Schilowitz copies of written materials provided to all members of the Board of Directors at the same time and in the same manner that such materials are provided to the members of the Board of Directors.
90      Confidentiality.  Each party hereto agrees that, except
with the prior written permission of the other parties or as required by applicable law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement.  The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing the applicable law requires.
100     Miscellaneous100        Miscellaneous   Miscellaneous tc
\l 1100 "       Miscellaneous" .
10.1    Governing Law10.1       Governing Law.1 Governing Law tc
\l 210 ".1      Governing Law" .  This Agreement shall be governed in all
respects by the laws of the State of Delaware, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.
10.2    Survival10.2    Survival.2      Survival tc  \l 210 ".2
        Survival" .  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the
Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.
10.3    Successors and Assigns10.3      Successors and Assigns.3
Successors and Assigns tc  \l 210 ".3   Successors and Assigns" .  Except as
otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

10.4    Entire Agreement; Amendment10.4 Entire Agreement;
Amendment.4     Entire Agreement; Amendment tc  \l 210 ".4      Entire
Agreement; Amendment" . This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.5    Notices, etc10.5        Notices, etc.5  Notices, etc tc  \l
210 ".5 Notices, etc" .  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by First Class mail, postage prepaid, addressed (a) if to the
Investor, at the Investor's address, or (b) if to Global Holdings, at
Global Holdings address, or (c) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (d) if to the Company, to Socket Communications, Inc. 37400 Central Court Newark, CA 94560, and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investor.  If notice is provided by mail, notice shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail.
10.6    Delays or Omissions10.6 Delays or Omissions.6   Delays
or Omissions tc  \l 210 ".6     Delays or Omissions" .  No delay or
omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
10.7    California Corporate Securities Law.7   California
Corporate Securities Law.7      California Corporate Securities Law tc  \l
210 ".7 California Corporate Securities Law" .  THE SALE OF THE
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS
THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH
QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
10.8    Expenses10.8    Expenses.8      Expenses tc  \l 210 ".8
        Expenses" . The Company and the Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this
Agreement and the transactions contemplated hereby.
10.9    Finder's Fee10.9        Finder's Fee.9  Finder's Fee tc  \l
210 ".9 Finder's Fee" .  The Company and the Investor shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.
10.10   Counterparts10.10       Counterparts.10 Counterparts tc  \l
210 ".10        Counterparts" .  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
10.11   Severability10.11       Severability.11 Severability tc  \l
210 ".11        Severability" .  In the event that any provision of this
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOCKET COMMUNICATIONS, INC.               THE HARMAT ORGANIZATION, INC.

By:               By:
Name:  David Dunlap,              Name:
Title:   Vice President, Finance and Administration,      Title:
            and Chief Financial Officer


GLOBAL HOLDINGS, L.P.

By:
Name:
Title:


EXHIBIT A
        CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
        OF SERIES  D CONVERTIBLE PREFERRED STOCK


EXHIBIT B
        WARRANT TO INVESTOR

EXHIBIT C
        WARRANT TO GLOBAL HOLDINGS, L.P.

EXHIBIT D
        CONSULTING AGREEMENT

EXHIBIT E
        SCHEDULE OF EXCEPTIONS

EXHIBIT F
        FORM OF OPINION OF COUNSEL